GEORGIA BANCSHARES, INC. AND SUBSIDIARY

Exhibit 32	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

GEORGIA BANCSHARES, INC. AND SUBSIDIARY

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Georgia Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.

The quarterly report of the Company for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

GEORGIA BANCSHARES, INC. By: /s/ Ira P. Shepherd, III Ira P. Shepherd, III Chief Executive Officer November 13, 2003

By: /s/ C. Lynn Gable C. Lynn Gable Chief Financial Officer November 13, 2003